Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           MIDWEST BANC HOLDINGS, INC.


         Midwest Banc Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Midwest Banc Holdings, Inc., by the vote of a majority of its members at a meeting duly held and constituted, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the first paragraph of Section 4 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                           4. The total number of shares of stock which the
                  corporation shall have authority to issue is twenty-five million (25,000,000), divided into two classes as follows: one million (1,000,000) of which shall be preferred stock, $0.01 par value ("Preferred Stock"), and twenty-four million (24,000,000) of which shall be common stock, $0.01 par value ("Common Stock").

         SECOND: That such amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Midwest Banc Holdings, Inc. has caused this Certificate to be signed and attested as of July 1, 2002.

                                       MIDWEST BANC HOLDINGS, INC.


                                       By:  /s/ Brad A. Luecke
                                            ------------------------------------
                                            Brad A. Luecke, President
ATTEST:


By: /s/ Daniel Nagle
    ------------------------------
    Daniel Nagle, Secretary